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                                                                  EXHIBIT 10.37f

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT, dated as of July 27, 2001, is made by MEDCATH CORPORATION, a Delaware corporation (the "Parent"), and certain Subsidiaries of the Parent as identified on the signature pages attached hereto or otherwise joined as a party hereto (such subsidiaries collectively, the "Subsidiary Guarantors", and each, a "Subsidiary Guarantor", and together with the Parent, the "Guarantors"), in favor of BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the "Administrative Agent") for the ratable benefit of itself and the financial institutions (the "Lenders") from time to time party to the Loan Agreement (as defined below).

                              STATEMENT OF PURPOSE

         Pursuant to the terms of the Amended and Restated Loan Agreement of even date herewith (as amended, restated, supplemented or otherwise modified, the "Loan Agreement"), by and among MedCath of Little Rock, L.L.C., as Borrower (the "Borrower"), the Lenders party thereto (the "Lenders") and the Administrative Agent, the Lenders have agreed to extend certain credit facilities to the Borrower as more specifically described in the Loan Agreement.

         The Borrower and the Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all Term Loans under the Loan Agreement to the Borrower will inure, directly or indirectly, to the benefit of each of the Guarantors.

         In connection with the transactions contemplated by the Loan Agreement and as a condition precedent thereto, the Lenders have requested that each Guarantor execute and deliver this Guaranty, and each of the Guarantors has agreed to do so pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and to induce the Administrative Agent and the Lenders to enter into and to make available Term Loans pursuant to the Loan Agreement, each Guarantor hereby agrees with the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders as follows:

         SECTION 1. Definitions and Rules of Construction.

         (a) Definitions. Capitalized terms used and not otherwise defined in this Guaranty including the preambles and recitals hereof, shall have the meanings ascribed to them in the Loan Agreement. In the event of a conflict between capitalized terms defined herein and in the Loan Agreement, this Guaranty shall control. In addition, the following terms when used in this Guaranty shall have the meaning assigned to them below:

         "Administrative Agent" shall have the meaning assigned thereto in the Preamble.


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         "Adjusted EBITDA" means, for any period, the sum of the following determined, without duplication, in accordance with GAAP: (a) Consolidated EBITDA of the Parent and its Subsidiaries for such period plus (or minus) (b) to the extent deducted in determining Net Income (or to the extent added in determining Net Income), the "minority interest share of earnings of the consolidated subsidiaries" of the Parent for such period as reflected on the consolidated statement of operations of the Parent and its Subsidiaries plus (c) to the extent deducted in determining Net Income, the "equity in the net losses of unconsolidated affiliates" attributable to Unconsolidated Entities for such period as reflected on the consolidated statement of operations of the Parent and its Subsidiaries minus (d) to the extent added in determining Net Income, the "equity in the net profits of unconsolidated affiliates" attributable to Unconsolidated Entities for such period as reflected on the consolidated statement of operations of the Parent and its Subsidiaries plus (e) Unconsolidated EBITDA of each Unconsolidated Entity for such period plus (f) certain adjustments approved by the Administrative Agent and the Lenders and set forth on Schedule 1(a)(i) minus (g) to the extent in included in any of the foregoing clauses (a) through (e), the aggregate amount of EBITDA of the Developmental Pool for such period. For the purpose hereof, each item referred to herein which is determined by reference to the consolidated statement of operations of the Parent and its Subsidiaries shall be calculated in the manner required pursuant to Section 28.

         "Affiliate" shall have the meaning assigned thereto in the Loan Agreement.

         "Aggregate Commitment" shall have the meaning assigned thereto in the Loan Agreement.

         "Applicable Insolvency Laws" means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. ss.547, ss.548, ss.550 and other "avoidance" provisions of Title 11 of the United States Code) applicable in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets or this Guaranty.

         "Applicable Law" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, constitutions and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "Available Cash" means, as of any date of determination, the sum of the following, without duplication, calculated in accordance with GAAP: (a) the aggregate amount of all cash and cash equivalents of the Parent and its Subsidiaries, which such cash or cash equivalents are readily marketable and available without restriction or limitation for the immediate payment or repayment of Debt thereof as of such date of determination plus (b) the aggregate amount of all Unconsolidated Cash of the Unconsolidated Entities as of such date of determination.



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         "Borrower" shall have the meaning assigned thereto in the Statement of
Purpose.

         "Capital Lease" means any lease of any property by the Parent or any of its Subsidiaries, as Lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of Parent and its Subsidiaries.

         "Cash Interest Expense" means, with respect to any Person for any period, all Interest Expense paid in cash during such period.

         "Closing Date" shall have the meaning assigned thereto in the Loan Agreement.

         "Collateral" shall have the meaning assigned thereto in the Loan Agreement.

         "Commitments" shall have the meaning assigned thereto in the Loan Agreement.

         "Completion Date" means, with respect to any Hospital Facility owned by any Hospital Joint Venture, the date upon which such Hospital Joint Venture has received (i) the final certificate of occupancy for such Hospital Facility and
(ii) all permits and licenses required under Applicable Law (including the Medicare Certification and the Medicaid Certification) to operate such Hospital Facility.

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Parent and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Consolidated Net Worth" means, with respect to the Parent and its Subsidiaries at any date of determination, the sum of the following determined on a Consolidated basis, without duplication, in accordance with GAAP: (a) the amount of assets shown on the Consolidated balance sheet of the Parent and its Subsidiaries less (b) all liabilities of the Parent and its Subsidiaries. For purposes of this definition, assets shall include sums due from (i) physicians or medical practices managed by the Parent or any of its Subsidiaries, (ii) health care facilities owned or managed by the Parent or any of its Subsidiaries, and (iii) physicians with whom Borrower is affiliated, to the extent that (x) the repayment of such sums constitutes valid and enforceable obligations of such Persons and (y) such Persons have not defaulted in the repayment of such sums.

         "Corporate Revolver" means the Loan Agreement dated as of July 31, 1998, as amended, restated, supplemented or otherwise modified from time to time, by and among MedCath Intermediate Holdings, Inc., as borrower, the lenders referred to therein, as lenders, and Bank of America, N. A., as agent.

         "Debt" means, with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all



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obligations under non-competition agreements), except trade payables arising in the ordinary course of business not more than one hundred and twenty (120) days past due, (c) all obligations of any such Person as lessee under Capital Leases,
(d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities or partnership interests of such Person, (h) all net payment obligations incurred by any such Person pursuant to Hedging Agreements and (i) all outstanding payment obligations of any such Person with respect to any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

         "Default" shall have the meaning assigned thereto in the Loan
Agreement.

         "Developmental Pool" shall mean the collective reference to all Hospital Joint Ventures which own a Hospital Facility with respect to which (i) the Completion Date has not yet occurred or (ii) six (6) full fiscal quarters or less have elapsed since the Completion Date of such Hospital Facility.

         "EBITDA" means, with respect to any Person for any period, the sum of the following determined, without duplication, in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income for such period: (i) Interest Expense for such period,
(ii) income and franchise taxes for such period, (iii) amortization and depreciation for such period, (iv) non-cash charges for such period solely with respect to the impairment of goodwill in accordance with GAAP, (v) non-cash impairment charges for such period solely with respect to management contracts of MedCath Diagnostics LLC and its Subsidiaries and MedCath Cardiology Consulting & Management, Inc. and its Subsidiaries, and (vi) non-cash impairment charges for such period solely with respect to loan acquisition costs minus (c) to the extent added in the determination of Net Income, extraordinary gains for such period.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Parent or any ERISA Affiliate or (b) has at any time within the preceding six
(6) years been maintained for the employees of the Parent or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.



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         "ERISA Affiliate" means any Person who together with the Parent is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Event of Default" shall have the meaning assigned thereto in the Loan Agreement.

         "Fiscal Year" means the fiscal year of the Parent ending on September
30.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Parent and its Subsidiaries or any other applicable Person throughout the period indicated and (subject to Section 28) consistent with the prior financial practice of the Parent and its Subsidiaries or any such other Person.

         "Governmental Approval" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranteed Obligations" shall have the meaning assigned thereto in
Section 2(a) of this Guaranty.

         "Guarantors" shall have the meaning assigned thereto in the Preamble.

         "Guaranty" means this Guaranty Agreement, as amended, restated, supplemented otherwise modified from time to time.

         "Guaranty Obligation" means, with respect to any Person at any date and without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b)



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the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument evidencing such Guaranty Obligation.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreements" means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

         "HFCA" means the Health Care Finance Administration or any successor agency.

         "HHS" means the United States Department of Health and Human Services, and any successor thereto.

         "Hospital Facility" shall mean any heart hospital and related facilities or diagnostic facilities owned by a Hospital Joint Venture.

         "Hospital Joint Venture" means any business entity (a) formed for the purpose of owning, operating or managing a heart hospital and related facilities or diagnostic facilities, and (b) a portion of the capital stock, limited liability company interests, partnership interests or other ownership interest of which is owned or beneficially controlled, either directly or indirectly, by the Parent or one or more of its Wholly-Owned Subsidiaries.

         "Interest Expense" means, with respect to any Person for any period, the gross interest expense (including without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedging Agreements) of such Person, all determined for such period, without duplication, in accordance with GAAP.

         "Interest Rate Contract" means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with



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hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

         "Joinder Agreement" means, collectively, each joinder agreement executed in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit A.

         "Lease Expense" means, with respect to any Person for any period, all obligations of such Person for payments under leases of real or personal property, whether such leases presently exist or are hereafter entered into by such Person.

         "Lenders" shall have the meaning assigned thereto in the Preamble.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan Agreement" shall have the meaning assigned thereto in the Statement of Purpose.

         "Loan Documents" shall have the meaning assigned thereto in the Loan Agreement.

         "Material Adverse Effect" shall have the meaning assigned thereto in the Loan Agreement.

         "Material Contract" shall have the meaning assigned thereto in the Loan Agreement.

         "Maturity Date" shall have the meaning assigned thereto in the Loan Agreement.

         "Maximum Available Corporate Revolver Commitment" means the amount of the unused portion of the aggregate commitment of the lenders under the Corporate Revolver which is available for borrowing from time to time under the Corporate Revolver to the extent that (a) no default or event of default shall have occurred and be continuing under the Corporate Revolver on the date of any such borrowing and after giving effect thereto and (b) the Parent and its Subsidiaries shall be in compliance with Section 12(c) on the date of any such borrowing and after giving effect thereto.

         "Medicaid Certification" means certification by HCFA or a Governmental Authority under contract with HCFA that health care operations are in compliance with all the conditions of participation set forth in the Medicaid Regulations.

         "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (b) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all federal administrative, reimbursement and other guidelines of all Governmental



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Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above; (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (c) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Medicare Certification" means certification by HCFA or a Governmental Authority under contract with HCFA that the health care operation is in compliance with all the conditions of participation set forth in the Medicare Regulations.

         "Medicare Regulations" means, collectively, (i) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; and
(ii) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, HHS, HCFA, the Office of the Inspector General for HHS, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

         "Net Income" means, with respect to any Person, for any period of determination, the net income (or loss) of the such Person for such period, determined in accordance with GAAP.

         "Obligations" shall have the meaning assigned thereto in the Loan Agreement.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 10(b) of this Guaranty.

         "Parent" shall have the meaning assigned thereto in the Preamble.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for the employees of the Parent or any ERISA Affiliates or (b) has at any time within the preceding six
(6) years been maintained for the employees of the Parent or any of its current or former ERISA Affiliates.



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         "Permanent Principal Payment" means, with respect to the Debt of any
Person, an actual payment or repayment of the outstanding principal amount of
(a) term Debt (excluding voluntary prepayments thereof), which by its terms does not permit any payments or repayments of principal to be re-borrowed, or (b) Debt under a revolving credit facility (or other facility which permits the re-borrowing of principal payments or repayments) so long as the aggregate commitment of the lender thereunder to allow any such re-borrowing has been permanently reduced by an amount equal to such payment or repayment.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Required Lenders" shall have the meaning assigned thereto in the Loan Agreement.

         "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Parent.

         "Subsidiary Guarantors" shall have the meaning assigned thereto in the Preamble.

         "Termination Event" means: (a) except for any such event that could not reasonably be expected to have a Material Adverse Effect, a "Reportable Event" described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) except for any withdrawal that could not reasonably be expected to have a Material Adverse Effect, the withdrawal of the Parent or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, each under Section 4041(c) of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (g) except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect, any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (h) except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect, any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.



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         "Term Loans" shall have the meaning assigned thereto in the Loan
Agreement.

         "Total Capitalization" means, at any date of determination, the sum of
(a) Total Debt plus (b) Total Equity, each as of such date and calculated in accordance with GAAP.

         "Total Debt" means, as of any date of determination, the sum of the following, without duplication, calculated in accordance with GAAP: (a) all Debt of the Parent and its Subsidiaries less (b) all Available Cash.

         "Total Equity" means, with respect to the Parent, its Subsidiaries and each Hospital Joint Venture owned thereby, at any date of determination, the stockholders' equity calculated in accordance with GAAP without duplication.

         "Unconsolidated Cash" means, with respect to each Unconsolidated Entity, for any period, the greater of the following clause (a) or clause (b), as applicable, in each case determined, without duplication, in accordance with
GAAP:

                  (a) an amount equal to (i) the proportion of (A) the Debt of such Unconsolidated Entity guaranteed by the Parent or any Wholly-Owned Subsidiary thereof as of the last day of such period to (B) all Debt of such Unconsolidated Entity as of the last day of such period times (ii) the aggregate amount of all cash and cash equivalents of such Unconsolidated Entity, which such cash or cash equivalents are readily marketable and available without restriction or limitation for the immediate payment or repayment of Debt thereof as of the last day of such period, and

                  (b) an amount equal to (i) the percentage of the total amount of issued and outstanding capital stock, limited liability company interests, partnership interests, or other ownership interests of such Unconsolidated Entity owned by the Parent or any Wholly-Owned Subsidiary thereof as of the last day of such period times (ii) the aggregate amount of all cash and cash equivalents of such Unconsolidated Entity, which such cash or cash equivalents are readily marketable and available without restriction or limitation for the immediate payment or repayment of Debt thereof as of the last day of such period.

         "Unconsolidated Cash Interest Expense" means, with respect to each Unconsolidated Entity, for any period, the greater of the following clause (a) or clause (b), as applicable, in each case determined, without duplication, in accordance with GAAP:

                  (a) an amount equal to (i) the proportion of (A) the Debt of such Unconsolidated Entity guaranteed by the Parent or any Wholly-Owned Subsidiary thereof as of the last day of such period to (B) all Debt of such Unconsolidated Entity as of the last day of such period times (ii) the amount of Cash Interest Expense of such Unconsolidated Entity for such period, and



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                  (b) an amount equal to (i) the percentage of the total amount of issued and outstanding capital stock, limited liability company interests, partnership interests, or other ownership interests of such Unconsolidated Entity owned by the Parent or any Wholly-Owned Subsidiary thereof as of the last day of such period times (ii) the amount of Cash Interest Expense of such Unconsolidated Entity for such period.

         "Unconsolidated EBITDA" means, with respect to each Unconsolidated Entity, for any period, the greater of the following clause (a) or clause (b), as applicable, in each case determined, without duplication, in accordance with
GAAP:

                  (a) an amount equal to (i) the proportion of (A) the Debt of such Unconsolidated Entity guaranteed by the Parent or any Wholly-Owned Subsidiary thereof as of the last day of such period to (B) all Debt of such Unconsolidated Entity as of the last day of such period times (ii) the amount of EBITDA of such Unconsolidated Entity for such period, and

                  (b) an amount equal to (i) the percentage of the total amount of issued and outstanding capital stock, limited liability company interests, partnership interests, or other ownership interests of such Unconsolidated Entity owned by the Parent or any Wholly-Owned Subsidiary thereof as of the last day of such period times (ii) the amount of EBITDA of such Unconsolidated Entity for such period.

         "Unconsolidated Entity" means any Hospital Joint Venture the financial information with respect to which is not included in the Consolidated financial statements of the Parent and its Subsidiaries required to be delivered pursuant to Section 10(a)(i) hereof.

         "Unconsolidated Lease Expense" means, with respect to each Unconsolidated Entity, for any period, the greater of the following clause (a) or clause (b), as applicable, in each case determined, without duplication, in accordance with GAAP:

                  (a) an amount equal to (i) the proportion of (A) the Debt of such Unconsolidated Entity guaranteed by the Parent or any Wholly-Owned Subsidiary thereof as of the last day of such period to (B) all Debt of such Unconsolidated Entity as of the last day of such period times (ii) the amount of Lease Expense of such Unconsolidated Entity for such period, and

                  (b) an amount equal to (i) the percentage of the total amount of issued and outstanding capital stock, limited liability company interests, partnership interests, or other ownership interests of such Unconsolidated Entity owned by the Parent or any Wholly-Owned Subsidiary thereof as of the last day of such period times (ii) the amount of Lease Expense of such Unconsolidated Entity for such period.

         "Unconsolidated Permanent Principal Payments" means, with respect to each Unconsolidated Entity, for any period, the greater of the following clause
(a) or clause (b), as applicable, in each case determined, without duplication, in accordance with GAAP:

                  (a) an amount equal to (i) the proportion of (A) the Debt of such Unconsolidated Entity guaranteed by the Parent or any Wholly-Owned Subsidiary thereof as of the last day of such period to (B) all Debt of such Unconsolidated Entity as of the last day of such period times (ii) the amount of Permanent Principal Payments of such Unconsolidated Entity for such period, and

                  (b) an amount equal to (i) the percentage of the total amount of issued and outstanding capital stock, limited liability company interests, partnership interests, or other ownership interests of such Unconsolidated Entity owned by the Parent or any Wholly-Owned Subsidiary thereof as of the last day of such period times (ii) the amount of Permanent Principal Payments of such Unconsolidated Entity for such period.

         "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by the Parent and/or one or more of its Wholly-Owned Subsidiaries (except for directors' qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Parent).

         (b) General. Unless otherwise specified, a reference in this Guaranty to a particular article, section, subsection, schedule or exhibit is a reference to that article, section, subsection, schedule or exhibit of this Guaranty. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         (c) Reference to Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty.

         SECTION 2. Terms of the Guaranty.

                  (a) Guaranty of Obligations. Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the Lenders, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such Obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower to the Administrative Agent or any Lender under the Loan Agreement and the other Loan Documents, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations").

                  (b) Bankruptcy Limitations on Guarantors. Notwithstanding anything to the contrary contained in paragraph (a) above, it is the intention of each Guarantor and the Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor's obligations with respect to the Guaranteed Obligations shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of any Applicable Insolvency Laws. To that end, but only in the event and to the extent that such Guarantor's obligations with respect to the Guaranteed Obligations or any payment made pursuant to the Guaranteed Obligations would, but for the operation of the first sentence of this Section 2(b), be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of such Guarantor's obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor's obligations with respect to such Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2(b) and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2(b) shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this Section 2(b) is intended solely to preserve the rights of the Administrative Agent hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrower, any other guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

                  (c) Mutual Grant of Present Right of Contribution and Indemnity. To the extent that the value as of the time of execution of this Guaranty of the benefits received by any Guarantor by reason of matters stated in the preamble (whether determined under a standard of "fair value," "reasonably equivalent value" or any other valuation standard under Applicable Law) is less than the sum of the Guaranteed Obligations incurred by such Guarantor to the Administrative

         Agent and the Lenders plus such Guarantor's liability under this
         Section 2(c), then subject only to Section 15 hereof and in addition to all other rights and remedies such Guarantor has or may have under Applicable Law, each remaining Guarantor respectively agrees that such Guarantor has the present right to recover the amount of such excess from the remaining Guarantors, which right shall be enforceable jointly and severally against the remaining Guarantors to the full extent that the Guaranteed Obligations are enforceable against such Guarantor. Without limiting the foregoing, in the event any Guarantor is required, by reason of this Guaranty, to pay an amount in excess of the value of the benefit such Guarantor is deemed to have received by reason of matters described in the preamble of this Guaranty, the remaining Guarantors jointly and severally agree to pay such Guarantor, upon demand, the amount of such excess. Subject only to the provisions of
         Section 15 hereof, such Guarantor shall be subrogated to any and all rights of the Administrative Agent and the Lenders against the remaining Guarantors to the extent of such excess payment.

         SECTION 3. Nature of Guaranty. Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Guaranty, the Loan Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower, any Subsidiary thereof or any Affiliate thereof is or may become a party;

                  (b) the absence of any action to enforce this Guaranty, the Loan Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this Guaranty, the Loan Agreement or any other Loan Document;

                  (c) the existence, value or condition of, or failure to perfect its Lien against, any security (including, without limitation, the Collateral) for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

                  (d) any structural change in, restructuring of or other similar change of the Borrower or any of its Subsidiaries; or

                  (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that, subject to the first sentence in Section 2(b) hereof, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Aggregate Commitment. To the extent permitted by Applicable Law, each Guarantor expressly waives all rights it may now or in the future have under any statute (including, without limitation, North Carolina General Statutes Section 26-7, et seq. or similar law), or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Guaranteed Obligations against the Borrower or any other party or against any security (including, without limitation, the Collateral) for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor. To the extent permitted by Applicable Law, each Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Guaranteed Obligations against the Borrower, such Guarantor, any other guarantor or any other Person or any security (including, without limitation, the Collateral) for the payment and performance of the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Administrative Agent or such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Agreement and the other Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and the Lenders would decline to enter into the Loan Agreement and the other Loan Documents.

         SECTION 4. Demand by the Administrative Agent. In addition to the terms set forth in Section 3 hereof, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Loan Agreement are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantors shall be made to the Administrative Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available Dollars to an account designated by the Administrative Agent or at the address referenced herein for the giving of notice to the Administrative Agent or at any other address that may be specified in writing from time to time by the Administrative Agent.

         SECTION 5. Waivers. In addition to the waivers contained in Section 3 hereof, each Guarantor, to the extent permitted by Applicable Law, waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of, this Guaranty. Each Guarantor further hereby waives, to the extent permitted by Applicable Law, diligence, presentment, demand, protest and notice

(except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Law, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

         SECTION 6. Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Administrative Agent and the Lenders, the obligations of the Borrower under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any Lender to any Person or Persons as permitted under the Loan Agreement, any reference to the "Administrative Agent", or the "Lenders" herein shall be deemed to refer equally to such Person or Persons.

         SECTION 7. Modification of Loan Documents etc. If the Administrative Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the Guarantors:

                  (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

                  (b) take any action under or in respect of the Loan Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

                  (c) amend or modify, in any manner whatsoever, the Loan Agreement or the other Loan Documents;

                  (d) extend or waive the time for performance by any Guarantor, any other guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Agreement or any other Loan Document, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                  (e) take and hold security or collateral (including, without limitation, the Collateral) for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property (including, without limitation, the Collateral) pledged, mortgaged or conveyed, or in which the Administrative Agent or the Lenders have been granted a Lien, to secure any Debt of any Guarantor, any other guarantor or the Borrower to the Administrative Agent or the Lenders;

                  (f) release anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor or the Borrower to the Administrative Agent or any Lender;

                  (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor or the Borrower are subordinated to the claims of the Administrative Agent or any Lender; or

                  (h) apply any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Guarantor, any other guarantor or the Borrower to the Administrative Agent or any Lender in such manner as the Administrative Agent or any Lender shall determine in its reasonable discretion;

then neither the Administrative Agent nor any Lender shall incur any liability to any Guarantor as a result thereof, and no such action shall impair or release the obligations of any Guarantor under this Guaranty.

         SECTION 8. Reinstatement. Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any collateral are required to be refunded by the Administrative Agent or any Lender to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor's liability hereunder (and any Lien securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien securing such obligation).

         SECTION 9. Representations and Warranties.

         (a) Representations and Warranties. To induce the Lenders to make the Term Loans, each Guarantor hereby represents and warrants to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated under the Loan Agreement:

                  (i) Ownership. Each Subsidiary and each Hospital Joint Venture owned by the Parent, either directly or indirectly, is listed on
         Schedule 9(a)(i) (as updated from time to time pursuant to Section 11(j)). As of the Closing Date, the capitalization of the Parent, its Subsidiaries and each Hospital Joint Venture consists of the number of shares or other ownership interests, authorized, issued and outstanding, of such classes and series, with or without par value, described on

         Schedule 9(a)(i). All outstanding shares or other ownership interests have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights. The shareholders of the Subsidiaries and the Hospital Joint Ventures owned by the Parent, either directly or indirectly, and the number of shares or other ownership interests owned by each as of the Closing Date are described on Schedule 9(a)(i). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock or other ownership interests of the Parent, any Subsidiary, or any Hospital Joint Venture except as described on Schedule 9(a)(i).

                  (ii) Organization; Power; Qualification. Each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which each Guarantor is organized and qualified to do business as of the Closing Date are described on Schedule 9(a)(ii) (as updated from time to time pursuant to Section 11(j)).

                  (iii) Authorization of Guaranty and Loan Documents. Each Guarantor has the corporate or limited liability company right, power and authority to execute, deliver and perform this Guaranty and each of the other Loan Documents to which such Guarantor is a party and has taken all necessary corporate or limited liability company action to authorize its execution, delivery and performance of, this Guaranty and each of the other Loan Documents to which such Guarantor is a party.

                  (iv) Enforceability of Guaranty and Loan Documents. This Guaranty and each of the other Loan Documents to which each Guarantor is a party constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (v) Compliance with Laws, Etc. The execution, delivery and performance of this Guaranty and each of the other Loan Documents to which each Guarantor is a party will not violate any Applicable Law or contractual obligation of such Guarantor and will not result in the creation or imposition of any Lien upon or with respect to any property or revenues of such Guarantor.

                  (vi) Consents and Authorizations. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of each Guarantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty or any of the other Loan Documents to which such Guarantor is a party, other than the approval of the board of directors of each Guarantor (which approval has been obtained prior to the date hereof).

                  (vii) Litigation. Except for matters set forth on Schedule 9(a)(vii), no actions, suits or proceedings before any arbitrator or Governmental Authority are pending or, to the knowledge of each Guarantor, threatened by or against such Guarantor or against any of its properties with respect to this Guaranty, any other Loan Document or any of the transactions contemplated hereby or thereby which could reasonably be expected to have a Material Adverse Effect.

                  (viii) Title to Properties. Each Guarantor has such title to the real property owned by it and a valid leasehold interest in the real property leased by it, and has good and marketable title to all of its personal property sufficient to carry on its business free of any and all Liens of any type whatsoever.

                  (ix) Solvency. As of the Closing Date (or such later date upon which such Guarantor became a party hereto), each Guarantor (A) has capital sufficient to carry on its business and transactions and all business and transactions in which it engages and is able to pay its debts as they mature, (B) owns property having a value, both at fair valuation and at present fair saleable value on a going concern basis, greater than the amount required to pay its probable liabilities (including contingencies) and (C) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature, subject in each case to the first sentence in Section 2(b) hereof.

                  (x) Financial Statements. The (A) audited Consolidated balance sheet of the Parent and its Subsidiaries as of September 30, 2000 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year of the Parent and its Subsidiaries then ended and (B) unaudited Consolidated balance sheet of the Parent and its Subsidiaries as of March 31, 2001 and the related unaudited statements of income and retained earnings and cash flows for the fiscal quarter of the Parent and its Subsidiaries then ended, copies of which has been furnished to Administrative Agent and the Lenders, are complete and correct in all material respects and fairly present on a Consolidated basis the assets, liabilities and financial position of the Parent and its Subsidiaries as of such dates and the results of its operations and cash flows for the periods then ended.

                  (xi) No Material Adverse Change. Since September 30, 2000, there has been no Material Adverse Effect with respect to any Guarantor or the Guarantors taken as a whole, as applicable, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

                  (xii) Tax Returns and Payments. Each Guarantor has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other material taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except for taxes (i) that are not yet delinquent or (ii) that are being contested in good faith and against which adequate reserves are being maintained in accordance with GAAP; such returns accurately reflect in all material respects all liability for taxes of such Guarantor for the periods covered thereby; there is no ongoing audit or examination or, to the knowledge of the such Guarantor, other investigation by any Governmental Authority of the tax liability of such Guarantor; no Governmental Authority has asserted any Lien or other claim against such Guarantor with respect to unpaid taxes which has not been discharged or resolved; and the charges, accruals and reserves on the books of such Guarantor in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of such Guarantor are in the judgment of such Guarantor adequate, and such Guarantor does not anticipate any additional material taxes or assessments for any of such periods.

                  (xiii) Environmental Matters.

                           (A) The properties owned, leased or operated by each
                  Guarantor now or in the past do not contain, and to its knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (1) constitute or constituted a material violation of applicable Environmental Laws or (2) could give rise to a material liability under applicable Environmental Laws;

                           (B) Each Guarantor and such properties and all
                  operations conducted in connection therewith are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could reasonably interfere with the continued operation of such properties or impair the fair saleable value thereof;

                           (C) No Guarantor has received any notice of
                  violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws from (A) any Governmental Authority or (B) to the extent any such violation, alleged violation, non-compliance, liability or potential liability could reasonably be expected to have a Material Adverse Effect, any other Person, nor does any Guarantor have knowledge or reason to believe that any such notice will be received or is being threatened;

                           (D) Hazardous Materials have not been transported or
                  disposed of to or from the properties owned, leased or operated by of any Guarantor in violation of, or in a manner or to a location which could give rise to a material liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to a material liability under, any applicable Environmental Laws;

                           (E) No judicial proceedings or governmental or
                  administrative action is pending, or, to the knowledge of any Guarantor, threatened, under any Environmental Law to which such Guarantor is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Guarantor or such properties or such operations; and

                           (F) There has been no release, or to the best of any
                  Guarantor's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by such Guarantor, now or in the past, in violation of or in amounts or in a manner that could give rise to a material liability under Environmental Laws.

                  (xiv) ERISA.

                           (A) The Parent and each ERISA Affiliate is in
                  material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by the Parent or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

                           (B) As of the Closing Date, no Pension Plan has been
                  terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Parent or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                           (C) Except where the failure of any of the following
                  representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, neither the Parent nor any ERISA Affiliate has: (1) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (2) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (3) failed to make a required contribution or payment to a Multiemployer Plan, or (4) failed to make a required installment or other required payment under Section 412 of the Code;

                           (D) No Termination Event has occurred or is
                  reasonably expected to occur; and

                           (E) Except where the failure of any of the following
                  representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best knowledge of the Parent after due inquiry, threatened concerning or involving any (1) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Parent or any ERISA Affiliate, (2) Pension Plan or (3) Multiemployer Plan.

                  (xv) Accuracy and Completeness of Information. All written information, reports, statements and other papers and data produced by or on behalf of the Parent or any Subsidiary thereof and furnished to the Administrative Agent or any Lender in connection with this Guaranty, or any of the other Loan Documents, were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on Parent's knowledge thereof (other than projections, budgets or other estimates which shall be determined in good faith utilizing reasonable assumptions). No document furnished or written statement made to the Administrative Agent or the Lenders by the Parent or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Guaranty or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Parent or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading to the extent material to the creditworthiness of the Parent or its Subsidiaries. The Parent is not aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Parent can now foresee, which could reasonably be expected to have a Material Adverse Effect.

         (b) Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Section 9 and all representations and warranties of the Guarantors contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Guaranty. All representations and warranties made under this Guaranty shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Guaranty, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

         SECTION 10. Financial Information and Reports. Until all Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments of the Lenders under the Loan Agreement have been terminated, unless consent has been obtained in the manner provided for in Section 19, the Parent will furnish, or cause to be furnished to the Administrative Agent and the Lenders at their respective addresses as set forth on Schedule 1, or such other office as may be designated by the Administrative Agent and the Lenders from time to time:

         (a) Financial Statements.

                  (i) Quarterly and Annual Financial Statements.

                           (A) As soon as practicable and in any event within
                  fifty-five (55) days after the end of each fiscal quarter, an unaudited Consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income and expenses and cash flow for the fiscal quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail and prepared by the Parent and its Subsidiaries in accordance with GAAP and certified by a Responsible Officer of Parent to present fairly in all material respects the financial condition of the Parent and its Subsidiaries as of their respective dates and the results of operations of the Parent and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

                           (B) As soon as practicable and in any event within
                  one hundred (100) days after the end of each Fiscal Year of Parent and its Subsidiaries, commencing with Fiscal Year ending September 30, 2001, an audited Consolidated and unaudited consolidating balance sheet of Parent and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated and unaudited consolidating statements of income and expenses, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail and prepared in accordance with GAAP and accompanied by a report thereon prepared by Deloitte & Touche, LLP, or another independent certified public accounting firm of nationally recognized standing which is reasonably acceptable to the Administrative Agent, that such financial statements are not qualified with respect to scope limitations imposed by Parent and its Subsidiaries or with respect to accounting principles followed by Parent and its Subsidiaries not in accordance with GAAP.

                           (C) As soon as practicable and in any event within
                  forty-five (45) days after the Closing Date, an unaudited Consolidated and consolidating pro forma balance sheet of the Parent and its Subsidiaries as of the close of the fiscal quarter ending June 30, 2001 and unaudited Consolidated and consolidating pro forma statements of income and expenses and cash flow for the fiscal quarter ending June 30, 2001 and that portion of the Fiscal Year then ended, all in reasonable detail and prepared by the Parent and its Subsidiaries in accordance with GAAP and certified by a Responsible Officer of Parent to present fairly in all material respects the financial condition of the Parent and its Subsidiaries as of their respective dates and the results of operations of the Parent and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

                  (ii) Annual Forecasts. As soon as practicable and in any event no later than thirty (30) days after the beginning of each Fiscal Year, an annual forecast prepared by management of the Parent, in reasonable detail and in the form customarily prepared by management of the Parent for its internal use and setting forth an explanation for the principal assumptions on which such forecasts were based, of balance sheets, income statements and cash flow statements with respect to the Parent and its Subsidiaries on a quarterly basis for each Fiscal Year thereafter until the Maturity Date.

                  (iii) SEC Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange.

                  (iv) Other Information. Such other information regarding the operations, business affairs and financial condition of the Parent and its Subsidiaries as the Administrative Agent may reasonably request, in each case in the form regularly prepared by the Parent and its Subsidiaries (if applicable).

          (b) Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 10(a)(i)(A) or 10(a)(i)(B) and at such other times as the Administrative

Agent shall reasonably request a certificate of the chief financial officer or the treasurer of Parent in the form of Exhibit B attached hereto (an "Officer's Compliance Certificate"):

                  (i) stating that such officer has reviewed such financial statements and, to the best of his knowledge, such financial statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods indicated;

                  (ii) stating that to such officer's knowledge, based on a reasonable examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Parent and its Subsidiaries with respect to such Default;

                  (iii) stating that Parent and its Subsidiaries are in compliance with the covenants and restrictions set forth in Section 11,
         Section 12 and Section 13 of this Guaranty applicable to Parent and its Subsidiaries and, with respect to the covenants set forth in Section 12, the calculations applicable thereto; and

                  (iv) setting forth any other information reasonably required by the Administrative Agent to ensure compliance with this Guaranty.

         (c) Accountant's Certificate. At each time financial statements are delivered pursuant to Section 10(a)(i)(B), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

                  (i) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

                  (ii) including the calculations prepared by such accountants required to establish whether or not the Parent and its Subsidiaries are in compliance with the financial covenants set forth in Section 12 hereof as at the end of each respective period.

         (d) Other Reports.

                  (i) Accountants Reports. Promptly upon receipt thereof, copies of all reports, if any, submitted to the Parent or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto.

                  (ii) Other Reports. Such other information regarding the operations, business affairs and financial condition of the Parent and its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

         (e) Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of the Parent obtains knowledge thereof) telephonic and written notice of:

                  (i) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Parent or any Subsidiary thereof or any of its properties, assets or businesses which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (ii) any violation by the Parent or any Subsidiary thereof of any Applicable Law or any notice of any violation received by the Parent or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, which in any such case could reasonably be expected to have a Material Adverse Effect;

                  (iii) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Parent or any Subsidiary thereof or any contractor or any material development in any labor controversy which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                  (iv) any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against the Parent or any Subsidiary thereof (to the extent such attachment, judgment, lien, levy or order is not fully covered by insurance and with respect to which the applicable insurance carrier has not acknowledged that such attachment, judgment, lien, levy or order is fully covered by insurance);

                  (v) (A) any Default or Event of Default or (B) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Parent or any Subsidiary thereof is a party or by which the Parent or any Subsidiary thereof or any of their respective properties may be bound which could reasonably be expected to have a Material Adverse Effect;

                  (vi) (A) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (B) all notices received by the Parent or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) all notices received by the Parent or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
         Section 4202 of ERISA and (D) the Parent obtaining knowledge or reason to know that the Parent or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

                  (vii) any event which makes any of the representations set forth in Section 9 inaccurate in any respect.

         (f) Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Parent or its Subsidiaries to the Administrative Agent or any Lender pursuant to this
Section 10, or any other provision of this Guaranty or any of the other Loan Documents, shall be, at the time the same is so furnished, in compliance with the representations and warranties set forth in Section 9(a)(xv).

         SECTION 11. Affirmative Covenants. Until all of the Obligations have been paid and satisfied in full and the Commitments of the Lenders under the Loan Agreement have been terminated, unless consent has been obtained in the manner provided for in Section 19, each Guarantor will, and will cause each of its Subsidiaries to:

         (a) Preservation of Existence and Related Matters. Preserve and maintain:

                  (i) its separate corporate existence, and will not sell, lease or otherwise dispose of all or substantially all of its business or assets; provided that any Subsidiary Guarantor may be merged or consolidated with or into, or be liquidated, wound up or dissolved, or all or substantially all of its business or assets may be conveyed, sold, assigned, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Parent, any other Subsidiary Guarantor or the Borrower; and

                  (ii) all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         (b) Compliance with Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except were the failure to observe or comply could not reasonably be expected to have a Material Adverse Effect.

         (c) Compliance with Agreements. Comply in all respects with each term, condition and provision of each Material Contract to which it is a party or by which it is bound and with all other material leases, agreements and other instruments entered into in the conduct of its business, except (i) where the failure to so comply could not reasonably be expected to have a Material Adverse Effect or (ii) where any such term, condition or provision is contested in good faith through applicable proceedings and where adequate reserves are maintained in accordance with GAAP.

         (d) Maintenance of Properties. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names, service marks and trademarks material to the conduct of its business; maintain in good working order and condition, reasonable wear and tear and casualty excepted, all buildings, items of equipment and other items of tangible real and personal property material to the conduct of its business; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly conducted at all times.

         (e) Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         (f) Payment and Performance of Obligations. Pay and perform all obligations under this Guaranty and the other Loan Documents, and pay or perform
(i) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (ii) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that each Guarantor and each of its Subsidiaries may contest any item described in clauses (i) or (ii) of this Section 11(f) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         (g) Visits and Inspections. Upon reasonable notice to the Parent (unless there exists any Default or Event of Default), permit representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties and any materials thereon; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         (h) Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         (i) Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted or proposed to be conducted in accordance with business plans delivered to the Administrative Agent and the Lenders on or prior to the Closing Date or in lines of business reasonably related thereto.

         (j) New Subsidiaries. Concurrently with the creation or acquisition of any Subsidiary by the Parent (other than any Hospital Joint Venture) which is not a "controlled foreign corporation" under Section 957 of the Code, cause such Subsidiary to:

                  (i) execute a Joinder Agreement in substantially the same form as Exhibit A attached hereto; and

                  (ii) deliver to the Administrative Agent, with the Joinder Agreement, such other documentation as the Administrative Agent may reasonably request, including, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Joinder Agreement), all in form and substance satisfactory to the Administrative Agent.

For the purposes of this Section 11(j), a Subsidiary shall not be deemed to have been created or acquired until the earlier of (i) the date upon which such Subsidiary begins to conduct business operations, (ii) the date upon which such Subsidiary obtains assets with a fair market value in excess of $10,000.00 or
(iii) the date upon which such Subsidiary is initially capitalized.

         (k) Transactions with Affiliates. Conduct all transactions otherwise permitted under this Guaranty, the Loan Agreement and the other Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Guarantor or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         (l) Subordinated Working Capital Loan.

                  (i) Cause FinCo to make working capital advances to the Borrower in an amount necessary to ensure that the Borrower can meet all of its working capital and other general corporate needs (the "Working Capital Advances");

                  (ii) Immediately upon the request of the Administrative Agent or the Required Lenders, cause FinCo to make additional Working Capital Advances to the Borrower (in addition to any Working Capital Advances made to the Borrower pursuant to clause (i) above); provided that FinCo shall not be required to make such Working Capital Advances to the extent that the sum of (A) the aggregate amount of such Working Capital Advances plus (B) the aggregate amount of Subordinated Working Capital Loans outstanding as of any applicable date of determination would exceed $12,500,000; and

                  (iii) Cause all Working Capital Advances to be subordinated pursuant to an Intercompany Loan Subordination Agreement in form and substance satisfactory to the Administrative Agent.

         SECTION 12. Financial Covenants. Until all of the Obligations have been paid and satisfied in full and the Commitments of the Lenders under the Loan Agreement have been terminated, unless consent has been obtained in the manner provided for in Section 19, the Parent and its Subsidiaries on a Consolidated basis will not:

                  (a) Minimum Fixed Charge Ratio. As of the end of any fiscal quarter during any period set forth in the table below, permit the ratio of:

                           (i) the sum of (A) Adjusted EBITDA for the period of
                  four (4) consecutive fiscal quarters ending on or immediately prior to such date plus (B) the aggregate amount of Lease Expense of the Parent and its Subsidiaries for such period of four (4) consecutive fiscal quarters plus (C) Unconsolidated Lease Expense of the Unconsolidated Entities for such period of four (4) consecutive fiscal quarters minus (D) Lease Expense of the Developmental Pool (to the extent added above) for such period of four (4) consecutive fiscal quarters, to

                           (ii) the sum of:

                                    (A) the aggregate amount of Cash Interest
                           Expense of the Parent and its Subsidiaries for such period of four (4) consecutive fiscal quarters plus the aggregate amount of Unconsolidated Cash Interest Expense of the Unconsolidated Entities for such period of four (4) consecutive fiscal quarters minus the aggregate amount of Cash Interest Expense of the Developmental Pool (to the extent added above) for such period of four (4) consecutive fiscal quarters minus the aggregate amount of Cash Interest Expense paid by the Parent, its Subsidiaries and each Unconsolidated Entity to FinCo for such period of four (4) consecutive fiscal quarters plus or minus the aggregate amount of certain adjustments related to Cash Interest Expense approved by the Administrative Agent and the Lenders as set forth on
                           Schedule 12(a)(ii)(B); plus

                                    (B) the aggregate amount of Permanent
                           Principal Payments of the Parent and its Subsidiaries for such period of four (4) consecutive fiscal quarters plus the aggregate amount of Unconsolidated Permanent Principal Payments of the Unconsolidated Entities for such period of four (4) consecutive fiscal quarters minus the aggregate amount of Permanent Principal Payments of the Developmental Pool (to the extent added above) for such period of four (4) consecutive fiscal quarters plus or minus the aggregate amount of certain adjustments related to Permanent Principal Payments approved by the Administrative Agent and the Lenders as set forth on
                           Schedule 12(a)(ii)(B); plus

                                    (C) the aggregate amount of Lease Expense of
                           the Parent and its Subsidiaries for such period of four (4) consecutive fiscal quarters plus the aggregate amount of Unconsolidated Lease Expense of the Unconsolidated Entities for such period of four
                           (4) consecutive fiscal quarters minus the aggregate amount of Lease Expense of the Developmental Pool (to the extent added above) for such period of four (4) consecutive fiscal quarters plus or minus the aggregate amount of certain adjustments related to Lease Expense approved by the Administrative Agent and the Lenders as set forth on Schedule 12(a)(ii)(B), to be less than the corresponding ratio set forth below:

                                  Period                        Ratio
                                  ------                        -----
                           Closing Date through
                             March 30, 2002                   1.20 to 1.00

                           March 31, 2002 and
                             thereafter                       1.25 to 1.00

                  (b) Maximum Debt to Capitalization Ratio. As of the end of any fiscal quarter, permit the ratio of (i) Total Debt on such date to (ii) Total Capitalization on such date to exceed 0.60 to 1.00.

                  (c) Maximum Leverage Ratio. As of the end of any fiscal quarter during any period set forth in the table below, permit the ratio of (i) the sum of (A) Total Debt on such date less (B) Debt of or attributable to the Developmental Pool (to the extent included in the calculation of Total Debt) on such date to (ii) Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, to exceed the corresponding ratio set forth below:

                                   Period                     Ratio
                                   ------                     -----
                           Closing Date through
                             September 29, 2002           3.50 to 1.00

                           September 30, 2002 and
                             thereafter                   3.00 to 1.00

                  (d) Consolidated Net Worth. As of the Closing Date and as of the end of any fiscal quarter thereafter, permit Consolidated Net Worth on such date to be less than the sum of (i) $130,000,000 plus (ii) fifty percent (50%) of cumulative Net Income of the Parent and its Subsidiaries (if positive) after the Closing Date plus (iii) an amount equal to one hundred percent (100%) of the net cash proceeds received by the Parent or any Subsidiary thereof from any issuance of equity after the Closing Date.

                  (e) Minimum Liquid Assets. As of the end of any fiscal quarter, permit the sum of (i) Available Cash as of such date of determination plus (ii) the Maximum Available Corporate Revolver Commitment as of such date of determination (in each case to be calculated on a Consolidated basis, without duplication, in accordance with GAAP) to be less than $30,000,000.

         SECTION 13. Negative Covenants.

         (a) Negative Covenants. Until all of the Obligations have been paid and satisfied in full and the Commitments of the Lenders under the Loan Agreement have been terminated, unless consent has been obtained in the manner provided for in Section 19, the Guarantors will:

                  (i) Comply with each and every covenant and agreement set forth in Section 5.02 of the Corporate Revolver (as such agreement may be amended from time to time) as if such Section 5.02 of the Corporate Revolver (including, without limitation, each defined term, article, section, exhibit or schedule referenced in or relating to such Section
         5.02 of the Corporate Revolver) was written herein; provided that the aggregate amount of Debt permitted under Section 5.02(b)(iii) of the Corporate Revolver (including any amendment, restatement, refinancing or replacement thereof, the "Corporate Revolver Debt") shall not exceed $125,000,000 unless (A) the Obligations, the Guaranteed Obligations and all other obligations under the Related Credit Documents (as defined in the Loan Agreement) shall be secured on a pari passu basis with the Corporate Revolver Debt or
         (B) the Corporate Revolver Debt shall be unsecured; and

                  (ii) Notify the Administrative Agent and the Lenders promptly upon the execution of any amendment, restatement, supplement or other modification to the Corporate Revolver.

         (b) Rules of Construction.

                  (i) The terms and conditions of the Corporate Revolver which are incorporated in this Guaranty by reference shall continue as such terms and conditions are set forth in the Corporate Revolver irrespective of any termination of the Corporate Revolver. Such terms and conditions shall include any amendments, restatements, supplements or other modifications which are approved by the Required Lender pursuant to Section 5(a)(ii).

                  (ii) All definitions and other provisions of the Corporate Revolver which are incorporated herein by reference shall be construed in such a manner so as to give such incorporated terms legal effect and meaning hereunder. More specifically, any references to the terms defined in both the Corporate Revolver and this Guaranty shall be deemed references to such terms as defined herein; provided that any references to the "Borrower" and the "Parent" in the Corporate Revolver shall be deemed to be references to MedCath Intermediate Holdings, Inc. and MedCath Holdings, Inc. hereunder. For example, references in the Corporate Revolver to the "Loan Documents", the "Commitments", the "Obligations", the "Administrative Agent" and the "Lenders" shall be deemed to be references to the Loan Documents, the Commitments, the Obligations, the Administrative Agent and the Lenders as defined in this Guaranty, in each case to the extent necessary to give any such incorporated provisions legal effect and meaning hereunder. In addition, any references to defined terms in the Corporate Revolver which are similarly defined in this Guaranty shall be deemed references to such similar terms as defined herein. For example, references in the Corporate Revolver to an "Advance" shall be deemed to be references to a "Term Loan" hereunder, in each case to the extent necessary to give any such incorporated provisions legal effect and meaning hereunder.

         SECTION 14. Remedies. Upon the occurrence and during the continuance of any Default or Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Loan Agreement or the other Loan Documents or otherwise.

         SECTION 15. No Subrogation. Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any Lender, or the receipt of any amounts by the Administrative

Agent or any Lender with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or the other Guarantors or any other guarantor or against any collateral security (including, without limitation, the Collateral) held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement from the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Lenders on account of the Guaranteed Obligations are paid in full and the Aggregate Commitment is terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Loan Agreement.

         SECTION 16. Expenses. All costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by the Administrative Agent or any Lender in enforcing or protecting their rights or remedies hereunder shall be payable by the Guarantors on demand and shall bear interest (after as well as before judgment) until paid at the interest rate then applicable to Base Rate Loans under the Loan Agreement and shall be additional Guaranteed Obligations hereunder.

         SECTION 17. Notices. All notices and communications hereunder shall be made in accordance with Section 12.1 of the Loan Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors at the address of the Parent set forth in Section 12.1 of the Loan Agreement.

         SECTION 18. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their permitted successors and assigns. This Guaranty shall be binding on each Guarantor and its successors and assigns; provided that no Guarantor may assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.

         SECTION 19. Amendments, Waivers and Consents. No term, covenant, agreement or condition of this Guaranty may be amended or waived, nor may any consent be given, except in the manner set forth in Section 12.11 of the Loan Agreement.

         SECTION 20. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         SECTION 21. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF; PROVIDED, THAT THE ADMINISTRATIVE

AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         SECTION 22. Jurisdiction and Venue.

         (a) Jurisdiction. The Guarantors hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Guaranty and the other Loan Documents, any rights or obligations hereunder, or the performance of such rights and obligations. The Guarantors hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Guaranty any the other Loan Documents, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 12.1 of the Loan Agreement. Nothing in this Section 22 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Guarantor or its properties in the courts of any other jurisdictions.

         (b) Venue. Each Guarantor hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Guaranty, any other Loan Document or the rights and obligations of the parties hereunder. Each Guarantor irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.

         SECTION 23. Waiver of Right to Trial by Jury. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 23 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         SECTION 24. Injunctive Relief; Punitive Damages.

         (a) Injunctive Relief. Each Guarantor recognizes that, in the event such Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, each Guarantor agrees that the

Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) Punitive Damages. Each Guarantor agrees that it shall not have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Guarantor hereby waives any right or claim to punitive or exemplary damages that it may now have or which may arise in the future in connection with any dispute, whether the dispute is resolved by arbitration or judicially.

         SECTION 25. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         SECTION 26. Headings. The various headings of this Guaranty are inserted for convenience only and shall not affect the meaning or interpretation of this Guaranty or any provisions hereof.

         SECTION 27. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 28. Accounting Matters.

         (a) All financial and accounting calculations, measurements and computations made for any purpose relating to this Guaranty, including, without limitation, all computations utilized by the Guarantors to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Parent, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Parent's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Parent and the Required Lenders shall have amended this Guaranty to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Guaranty.

         (b) For the purposes of computing the financial covenants set forth in
Section 12 of this Guaranty for any applicable period, such financial covenants (and the related definitions) shall be calculated on a pro forma basis to include as of the first day of any such period any permitted acquisition of assets (including stock) and calculated on a pro forma basis to exclude as of the first day of any such period any permitted sale of assets (including stock). Such calculations shall be made in a manner, in form and substance, reasonably satisfactory to the Administrative Agent.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal as of the date first above written.


                                     PARENT:

[CORPORATE SEAL]                     MEDCATH CORPORATION

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------



                                     SUBSIDIARY GUARANTORS:

[CORPORATE SEAL]                     MEDCATH HOLDINGS, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


[CORPORATE SEAL]                     MEDCATH INTERMEDIATE HOLDINGS, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


[CORPORATE SEAL]                     MEDCATH INCORPORATED

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


[CORPORATE SEAL]                     MEDCATH FINANCE COMPANY

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                           [Signature Pages Continue]

                                     MEDCATH DIAGNOSTICS, LLC

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


[CORPORATE SEAL]                     MEDCATH OF MASSACHUSETTS, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     HEART RESEARCH CENTERS
                                       INTERNATIONAL, LLC

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     CHF CENTERS OF AMERICA, LLC

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


[CORPORATE SEAL]                     MEDCATH CARDIOLOGY CONSULTING &
                                       MANAGEMENT, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


[CORPORATE SEAL]                     MEDCATH MANAGEMENT OF OHIO, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                           [Signature Pages Continue]

[CORPORATE SEAL]                    WMS MANAGEMENT, INC.

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


[CORPORATE SEAL]                    AUSTIN MOB, INC.

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


[CORPORATE SEAL]                    VENTURE HOLDINGS, INC.

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    MEDCATH NUCLEAR SERVICES, LLC

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


[CORPORATE SEAL]                    MEDCATH OF ARKANSAS, INC.

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                   Schedule 1

                  Addresses of Administrative Agent and Lenders

ADMINISTRATIVE AGENT:

Bank of America, N.A.
ILI-231-08-03
231 South LaSalle Street
Chicago, Illinois  60604

LENDERS:

Bank of America, N.A.
ILI-231-08-03
231 South LaSalle Street
Chicago, Illinois  60604

The Bankers Trust Company
300 South Grand Avenue
Los Angeles, California 90071

First Union National Bank
301 South College Street, 6th Floor
Charlotte, North Carolina 28288

GE Healthcare Financial Services
20225 Watertower Boulevard, Suite 200
Brookfield, Wisconsin 53045

Siemens Medical Systems, Inc.
186 Wood Avenue South
Iselin, New Jersey 08830

The Chase Manhattan Bank
270 Park Avenue, 48th Floor
New York, New York 10017

Fifth Third Bank (Western Ohio)
110 North Main Street
Dayton, Ohio 45402

First National Bank of Southwestern Ohio
815 S. Breiel Boulevard
Middletown, Ohio 45042

                                Schedule 1(a)(i)

                         Adjustments to Adjusted EBITDA

                                Schedule 9(a)(i)

                 Jurisdictions of Organization and Qualification

                                Schedule 9(a)(ii)

                                 Capitalization

                               Schedule 9(a)(vii)

                                   Litigation

                              Schedule 12(a)(ii)(B)

                     Permanent Principal Payment Adjustments

                                    Exhibit A
                                       to
                               Guaranty Agreement

                            FORM OF JOINDER AGREEMENT

                                Joinder Agreement

         THIS JOINDER AGREEMENT, dated as of the ____ day of __________, ____ (the "Agreement"), to the Guaranty Agreement referred to below is entered into by and among MedCath Corporation, a corporation organized under the laws of Delaware (the "Parent"), ____________, a corporation organized under the laws of __________ (the "New Subsidiary Guarantor"), and Bank of America, N.A., as administrative agent (the "Administrative Agent") for the ratable benefit of itself and the financial institutions (the "Lenders") from time to time party to the Loan Agreement referred to below.

                              Statement of Purpose

         MedCath of Little Rock, L.L.C., a limited liability company organized under the laws of North Carolina (the "Borrower"), the Lenders and the Administrative Agent are parties to that certain Amended and Restated Loan Agreement dated as of July [26], 2001 (as amended, restated, supplemented or otherwise modified, the "Loan Agreement). In connection with the Loan Agreement, the Parent and certain Subsidiaries of the Parent who are or may become party thereto (collectively, the "Guarantors") entered into that certain Guaranty Agreement dated as of July [26], 2001 in favor of the Administrative Agent for the ratable benefit of itself and the Lenders (as supplemented hereby and as further amended, restated, supplemented or otherwise modified, the "Guaranty Agreement").

         The New Subsidiary Guarantor has become a direct or indirect Subsidiary of the Parent pursuant to [insert description of agreement or transaction relating to creation of the New Subsidiary Guarantor]. Pursuant to Section 11(j) of the Guaranty Agreement, the New Subsidiary Guarantor is required to execute and deliver this joinder agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

         1.01 Guaranty Agreement Supplement. Pursuant to Section 11(j) of the Guaranty Agreement, the New Subsidiary Guarantor hereby agrees that it is a Guarantor and a Subsidiary Guarantor under the Guaranty Agreement as if a signatory thereof on the Closing Date, and the New Subsidiary Guarantor shall comply with and be subject to and have the benefit of all of the terms, conditions, covenants, agreements and obligations set forth therein. The New Subsidiary Guarantor hereby agrees that each reference to a "Guarantor", the "Guarantors", a "Subsidiary Guarantor" or the "Subsidiary Guarantors" in the Loan Agreement, the Guaranty Agreement and other Loan Documents shall include the New Subsidiary Guarantor, and each reference to the "Guaranty Agreement" or "Guaranty" as used therein shall mean the Guaranty Agreement as supplemented hereby.

         2.01 Effectiveness. This Agreement shall become effective upon receipt by the Administrative Agent of (a) an originally executed counterpart hereof,
(b) an update of Schedule (a)(i) and Schedule 9(a)(ii) and (c) any other agreement or document required to be delivered in accordance with Section 11(j) of the Guaranty Agreement (including, without limitation, any other agreement or document required to be delivered in connection with any Loan Document) and (c) all fees and expenses required to be paid by the Borrower pursuant to Section
12.2 of the Loan Agreement.

         3.01 General Provisions.

         (a) Representations and Warranties of the New Subsidiary Guarantor.

                  (i) The New Subsidiary Guarantor hereby confirms that each representation and warranty made under the Guaranty Agreement is true and correct with respect to such New Subsidiary Guarantor as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of the earlier date).

                  (ii) The New Subsidiary Guarantor hereby acknowledges it has received a copy of the Loan Agreement, the Guaranty Agreement and the other Loan Documents and that it has read and understands the terms thereof.

         (b) Representations and Warranties of the Parent.

                  (i) The Parent hereby confirms that that no Default or Event of Default has occurred or is continuing under the Loan Agreement, the Guaranty Agreement and the other Loan Documents.

                  (ii) The Parent hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to the obligations of the Borrower and the Guarantors under the Loan Agreement, the Guaranty Agreement and the other Loan Documents and the other Loan Documents.

         (b) Limited Effect. Except as supplemented hereby, the Loan Agreement, the Guaranty Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement, the Guaranty Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Loan Agreement, the Guaranty Agreement or any other Loan Document or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

         (c) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         (d) Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Guaranty Agreement.

         (e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF; PROVIDED, THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         IN WITNESS WHEREOF the undersigned hereby causes this Agreement to be executed and delivered as of the date first above written.

                                     PARENT:

[CORPORATE SEAL]                     MEDCATH CORPORATION


                                     By:
                                        ---------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------


                                     NEW SUBSIDIARY GUARANTOR:

[CORPORATE SEAL]
                                     ------------------------------------------


                                     By:
                                        ---------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------

                                     ADMINISTRATIVE AGENT:

                                     BANK OF AMERICA, N.A., as Administrative
                                      Agent

                                     By:
                                              ---------------------------------
                                     Name:
                                              ---------------------------------
                                     Title:
                                              ---------------------------------

                                    Exhibit B
                                       to
                               Guaranty Agreement

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

                        Officer's Compliance Certificate

         The undersigned, on behalf of MedCath Corporation, a corporation organized under the laws of Delaware (the "Parent"), hereby certifies to the Administrative Agent and the Lenders, each as defined below, as follows:

         1. This Certificate is delivered to you pursuant to Section 10(b) of the Guaranty Agreement dated as of July [26], 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty Agreement"), made by the Parent and certain Subsidiaries of the Parent who are or may become party thereto (collectively, the "Guarantors"), in favor of Bank of America, N.A., as administrative agent (the "Administrative Agent") for the ratable benefit of itself and the financial institutions (collectively, the "Lenders") from time to time party to the Loan Agreement referred to therein. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Guaranty Agreement.

         2. I have reviewed the financial statements of the Parent and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and, to the best of my knowledge, such statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

         3. I have reviewed the terms of the Guaranty Agreement, the Loan Agreement, and the other related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Parent and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed, to my knowledge, the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Parent and its Subsidiaries have taken, are taking and propose to take with respect thereto].

         4. The Parent and its Subsidiaries are in compliance with the financial covenants contained in Section 12 of the Guaranty Agreement as shown on such
Schedule 1 and the Parent and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Guaranty Agreement.

                            [Signature Page Follows]

         WITNESS the following signature as of the _____ day of _________, ____.


[CORPORATE SEAL]                    MEDCATH CORPORATION


                                    By:
                                       -----------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                   Schedule 1
                                       to
                        Officer's Compliance Certificate


      [To be provided by Parent in form acceptable to Administrative Agent]